EXHIBIT 10.48

Option No.       000096

No. of Shares  300,000

WHOLESOME & HEARTY FOODS, INC.

NONQUALIFIED STOCK OPTION

AND

NONQUALIFIED STOCK OPTION AGREEMENT

                This Nonqualified Stock Option (the “Option”) is granted pursuant to this Nonqualified Stock Option Agreement (the “Agreement”) executed by and between Wholesome & Hearty Foods, Inc., an Oregon corporation (the “Company”), and Lyle G. Hubbard (the “Optionee”), effective April 14, 1996.  This Agreement and the Option evidenced hereby shall not be construed to be granted under or subject in any way to the Company’s 1992 Amended and Restated Combination Stock Option Plan (the “1992 Plan”).

NOW, THEREFORE, THE COMPANY AND THE OPTIONEE COVENANT AND AGREE AS FOLLOWS:

                1.             Number of Shares Subject to Option and Option Price.  The Company hereby grants to the Optionee a nonqualified stock option to purchase from the Company 300,000 shares of the no par value common stock of the Company (the “Common Stock”) at an exercise price of $8.69 per share (the “Option Price”).  The Option is exercisable upon the terms and conditions contained herein.

                2.             Additional Terms of the Option.  The Option shall have the following terms:

                                2.1           The effective date of the grant of the Option shall be the date first set forth above.

                                2.2                                 The Option shall vest as follows:

Cumulative
Date	Shares

April 14, 1996	60,000

April 14, 1997	60,000

April 14, 1998	60,000

April 14, 1999	60,000

April 14, 2000	60,000

Page 1- NONQUALIFIED STOCK OPTION AGREEMENT

                The foregoing vesting schedule notwithstanding, this Option shall immediately vest as to any Option shares that have not then become vested upon:

(i)            the termination of the employment of the Optionee by the Company without Cause (as such term is defined in the Employment Agreement, dated April 14, 1996, between the Company and Optionee), or as a result of the Optionee’s death or disability; or

(ii)           a “Change in Control” of the Company, which for the purposes hereof shall be deemed to have occurred upon the earlier of:

(a)           the date that any “person” (as that term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the company, becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(b)           the date of any annual or special meeting of stockholders at which a majority of the directors then elected are not individuals nominated by the Company’s then incumbent Board; or

(c)           the date of approval by the stockholders of the Company of a plan of merger or consolidation of the Company in which such stockholders will not hold at least 75% of the combined voting power of the resulting entity immediately following such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale of substantially all of the Company’s assets.

2.3           The Option shall expire on the earlier of April 13, 2006, or five years from the effective date of Optionee’s termination of employment with the Company (the “Expiration Date”).

2.4           To the extent vested, the Option may be exercised in whole or in part at any time and from time to time prior to the Expiration Date; provided, however, that in the event the Optionee shall voluntarily terminate his employment with the Company prior to April 14, 1997, this Option shall automatically terminate and any shares of Common Stock acquired by the Optionee pursuant to the exercise of this Option shall be sold back to the Company at the exercise price specified in Section 1 above.

2.5           The Option must be exercised, if at all, as to a whole number of shares.

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2.6             The vesting of this Option shall cease and its exercise shall be limited to that number of shares (including any and all shares that become vested on the effective date of the Optionee’s termination of employment) that were immediately exercisable by the Optionee as of the effective date of the Optionee’s termination of employment with the Company.

                3.             Exercise of the Option; Delivery of Certificates.

                                3.1           The Option may be exercised only in accordance with the terms and conditions of  Section 2 above and by:

                                                                                3.1.1        delivery to the Company of a form of Intent to Exercise (attached hereto as Exhibit A) and a form of Exercise Request (attached hereto as Exhibit B) specifying the number of shares of Common Stock for which the exercise is to be effective;

                                                                                3.1.2        tendering full payment of the Option Price for such shares either by Optionee or Optionee’s designated broker; and

                                                                                3.1.3        tendering to the Company either by Optionee or Optionee’s designated broker, or otherwise making arrangements satisfactory to the Company, of any amounts that the Company determines must be withheld for federal and state tax purposes as the result of the exercise of the Option and the issuance of shares hereunder.

                                3.2           Payment of the Option Price and tax withholding amounts shall be made:

                                                                                3.2.1        In lawful money of the United States in cash or by certified or cashier’s check;

                                                                                3.2.2        Through delivery by the Optionee or withholding by the Company, as designated by the Optionee, of shares of the Company’s Common Stock having a fair market value as of the date of exercise equal to the Option Price plus the amounts that the Company determines must be withheld from the Optionee for federal and state tax purposes in connection with exercise of the Option; or

                                                3.2.3        By a combination of Sections 3.2.1 and 3.2.2 above.

                                3.3           Within a reasonable time after its receipt of the Optionee’s form of Intent to Exercise and form of Exercise Request, the Company shall deliver to the Optionee or Optionee’s designated broker a certificate or letter of electronic transfer instructions (“DWAC’’) for the shares of Common Stock for which exercise of the Option was effective.

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                4.             Transferability of the Option.

                                4.1           Except as otherwise provided in this Section 4, no Option shall be transferred to or exercised by any person other than the Optionee to whom such Option was originally granted.

                                4.2           In the event of the Optionee’s death, any Options held by the Optionee shall pass to the person or persons entitled thereto pursuant to the will of the Optionee or the applicable laws of descent and distribution (such person or persons are sometimes herein referred to collectively as the “Qualified Successor” of the Optionee), and shall be exercisable in full by the Qualified Successor in accordance with the terms of this Agreement.

                                4.3           In the event a guardian (the “Guardian”) is appointed for the Optionee due to the Optionee’s disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the Option shall be exercisable by the Guardian until the earlier of the Expiration Date or one (1) year following (i) the date of termination of employment of the Optionee if the Optionee was employed by the Company or a subsidiary of the Company when such disability arose or (ii) the date of appointment of the Guardian if the Optionee was not employed by the Company or a subsidiary of the Company when such disability arose.

                                4.4           If the Optionee has become disabled, as defined in Section 22(e)(3) of the Code, and thereafter dies before the Option terminates, the Option shall pass to the Qualified Successor of the Optionee, and shall be exercisable by the Qualified Successor until the expiration of the period specified in Section 4.3 above.

                                4.5           In the event that a qualified domestic relations order, as defined by Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, mandates the transfer of the Option, the Option shall pass to the person or persons entitled thereto pursuant to the order (“Domestic Relations Successor”), and shall be exercisable by such person or persons in accordance with the terms of the Agreement.  Hereinafter, all references to a Qualified Successor shall include a Domestic Relations Successor.

                5.             Adjustments to Option.

                                5.1           If there is a material alteration in the capital structure of the Company on account of a reorganization, merger, recapitalization, exchange of shares, stock split, reverse stock split, stock dividend, or otherwise, the Executive Personnel and Compensation Committee of the Board of Directors (the “Committee”) shall make such adjustments to this Agreement and to the Option as the Committee determines to be appropriate and equitable under the circumstances.  Such adjustments may include, without limitation, (a) a change in the number or kind of shares of stock of the Company covered by the Option and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of the Option shall not be altered, it being intended that any adjustments shall apply only to the price per share and the number of shares subject to the Option.  For purposes of this Section 5.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of preferred shares of the Company or any other instrument convertible into Common Stock, shall be deemed material alterations of the capital structure of the Company.

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5.2  Subject to the giving of notice pursuant to Section 5.3, the Option granted shall terminate upon the earlier of the occurrence of (a) the dissolution or liquidation of the Company; (b) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which, immediately following such reorganization, merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation, including such reorganizations, mergers or consolidations where the Company will not be the surviving corporation; (c) the sale of all or substantially all of the assets of the Company; or (d) upon the occurrence of an event whereby any person or entity, including any “beneficial owner” as defined or used in Section 13(d)(3) of the Exchange Act, acquires Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company (collectively the “Terminating Events” and individually a “Terminating Event”).

5.3           The Company shall give notice to the Optionee or, if applicable, the Qualified Successor or Guardian of the Optionee, not less than thirty (30) days prior to the consummation of a Terminating Event, whereupon the Optionee or the Optionee’s Qualified Successor or Guardian, as applicable, shall have the right for a period of thirty (30) days following the notice (or until the Expiration Date, if earlier), to exercise in full or in part the Option, without regard to any contingent vesting provision to which the Option may have otherwise been subject, pursuant to Section 2.2 above.  Any portion of the Option not exercised as of the expiration of this thirty (30) day period shall immediately terminate without any further action by the Company.

                                5.4           Adjustments and determinations under this Section 5 shall be made by the Committee (upon the advice of counsel), whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                6.             Conditions Upon Issuance of Shares.

                                6.1           Shares shall not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, all applicable state securities laws, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or otherwise traded, and such compliance has been confirmed by counsel for the Company.

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                                6.2           The Company’s inability to obtain authority from any regulatory body having jurisdiction over the issuance and delivery of the shares pursuant to the exercise of the Option, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such shares.

                7.             Warranties and Representations of the Optionee.  By executing this Agreement, the Optionee accepts the Option and agrees to be bound by all of the terms of this Agreement.  In addition, the Optionee acknowledges that exercise of the Option and the sale of the shares of Common Stock acquired upon exercise thereof may have tax implications as to which the Optionee should seek the advice of his or her own tax counselor or advisor.

                8.             Indemnification by the Optionee.  The Optionee agrees to indemnify and hold the Company harmless from any loss or damage, including attorney’s fees or other legal expenses, incurred in the defense or payment of any claim against the Company resulting from a breach by the Optionee of the representations, warranties or provisions contained in this Agreement.

                9.             No Right to Continued Relationship.  Nothing herein shall confer upon the Optionee the right to continue as an officer, employee or consultant of or with the Company, or affect any right, which the Company may have to terminate its relationship with the Optionee.

                10.           Rights as Shareholders.  The Optionee shall have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock subject hereto until such time as the Company shall have issued and delivered stock certificates or DWAC to the Optionee.

                11.           Further Assurances.  From time to time and upon request by the Company, the Optionee agrees to execute such additional documents as the Company may reasonably require in order to effect the purposes of this Agreement.

                12.           Binding Effect.  This Agreement shall be binding upon the Optionee and the Optionee’s heirs, successors and assigns, including the Qualified Successor of the Optionee (as that term is defined in Section 4.2 of this Agreement).

                13.           Waivers/Modifications.  No waivers, alterations or modifications of this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought.  The failure of any party to enforce any of its rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

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                14.           Governing Law.  This Agreement shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable hereto, as well as the laws of the State of Oregon.

                                IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WHOLESOME & HEARTY FOODS, INC.:		OPTIONEE:

By	/s/ E. Kay Stepp	By	/s/ Lyle G. Hubbard
	E. Kay Stepp		Lyle G. Hubbard
Chairman of the Board

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Exhibit A

Directions to Administrator

please send this form with your

“Exercise Request”

if you are exercising your options and SELLING your stock, complete this section:

Withholding	☐	This option is non-qualified: I understand that taxes must be withheld at specific percentages
Broker To:	☐	Mail net proceeds
	☐	Hold net proceeds in brokerage account

if you are exercising your options and HOLDING the stock, complete this section

I wish to hold my stock in certificate form:	☐	Name & address as they should appear on certificate: (certificates will be mailed to Optionee)

I wish to hold my stock in my brokerage account	☐	(shares will be held electronically for future sale)

ALL Optionees: please complete this sectio

Employee Information	US Tax ID number (if applicable)
	Phone Number (required)	Extension
Email Address
Broker Name
Broker Phone Number
Account Number

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Exhibit B

Nonqualified Stock Option Exercise Request

Wholesome & Hearty Foods, Inc.

I am exercising my Nonqualified Stock Option to purchase shares as indicated below of Wholesome & Hearty Foods, Inc., Common Stock pursuant to my Nonqualified Stock Option Agreement, Option No. ____.  Wholesome & Hearty Foods, Inc. will instruct the transfer agent to deliver my stock to my broker.  It is my desire to employ the services of my broker for my option exercise as indicated below.

Broker:  Piper Jaffray, Inc. (or other designated broker) will make payment for the exercise price and all applicable taxes, and in conjunction I direct that you electronically transfer the shares to them registered in the name of Piper Jaffray (or other designated broker) for account of the undersigned.  I hereby grant to Piper Jaffray (or other designated broker) a power coupled with an interest to effect the intent of this request.

Method of Exercise:

☐  Same Day Sale  I wish to sell all my shares being exercised today at ☐ the market price upon approval and acceptance of my application OR ☐ at a limit price of $______.

☐  Partial Same Day Sale  I wish to sell a portion of my shares being exercised today at the then market price and ☐ hold the remaining shares in my account OR ☐ issue a certificate for the remaining shares in my name.  I understand the normal margin requirements apply.

☐  Exercise and Hold  I wish to hold all shares in my account and will direct the sale at a later time.  I understand the normal margin requirements apply.

Grant number			Total due
or date	Number of shares	Option price/share	Wholesome & Hearty
Foods, Inc.

Total		(not applicable)

I understand that once these instructions have been completed, acceptance granted, and funds forwarded to Wholesome & Hearty Foods, Inc., no changes can be made regardless of market conditions.  By signing below, I authorize Wholesome & Hearty Foods, Inc. to act on my behalf in instructing Piper Jaffray (or other designated broker) to effect the intent of my directions to exercise my Wholesome & Hearty Foods, Inc.  stock options and/or sell my Wholesome & Hearty Foods, Inc. stock.

Employee Signature:

Employee’s (printed) Name:

Employee Social Security Number:

to be completed by administrator:

In connection with the above stock option exercise for                                 shares of Wholesome & Hearty Foods, Inc. Common Stock, this is inform you that this transaction is being exercised under a Nonqualified Stock Option Agreement and that the above person is subject to Rule 144.  Our transfer agent will be instructed to deliver the above-mentioned shares in the name of Piper Jaffray (or other designated broker) pursuant to the form of Intent to Exercise.

For Wholesome & Hearty Foods, Inc.:

Stock Option Administrator:

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